EXHIBIT 23(d)(18)
                                                               -----------------



                     AMENDMENT NO. 1 TO MANAGEMENT CONTRACT
                     --------------------------------------


         Amendment No. 1 executed as of [effective date of amendment to Registration Statement], to Management Contract executed as of May 16, 1996 (the "Management Contract") between THE DLB FUND GROUP, a Massachusetts business trust (the "Trust"), on behalf of its DLB Disciplined Growth Fund (formerly known as the DLB Quantitative Equity Fund) (the "Fund"), and DAVID L. BABSON & COMPANY INC., a Massachusetts corporation (the "Manager").


                              W I T N E S S E T H:

         That the first sentence of Section 3 of the Management Contract is hereby amended and restated in its entirety to read as follows:

         "The Fund will pay to the Manager as compensation for the Manager's services rendered, for the facilities furnished and for the expenses borne by the Manager pursuant to Section 1, a fee, computed and paid monthly at the annual rate of .50% of the Fund's average daily net asset value."

         Except as amended hereby, the Management Contract shall remain in full force and effect and is hereby ratified and confirmed in all respects.

         IN WITNESS WHEREOF, THE DLB FUND GROUP and DAVID L. BABSON & COMPANY INC. have each caused this instrument to be signed in duplicate on its behalf by its duly authorized representative, all as of the day and year first above written.


                                         THE DLB FUND GROUP


                                         By  __________________________
                                             Frank L. Tarantino
                                             President




                                         DAVID L. BABSON & COMPANY INC.


                                         By  __________________________
                                             DeAnne B. Dupont
                                             Treasurer